Exhibit 99.1

www.e2open.com

Press Release

E2open Announces Fiscal 2024 Fourth Quarter and Full Year Financial Results

Q4-FY24 GAAP subscription revenue of $134.4 million above the high end of guidance

Strong cash generation in Q4 FY24 and FY 2024

AUSTIN, Texas – April 29, 2024 – E2open Parent Holdings, Inc. (NYSE: ETWO) (“e2open” or the “Company”), the connected supply chain SaaS platform with the largest multi-enterprise network, today announced financial results for its fiscal fourth quarter and full year ended February 29, 2024.

“During the fiscal fourth quarter, e2open continued to execute our plan to re-accelerate organic growth by refocusing all aspects of the company’s operations and culture around a client-centric mindset,” said Andrew Appel, e2open chief executive officer. “We are making clear progress and are very encouraged by the emerging positive momentum we see in key areas – including improved in-quarter win rates. During the fourth quarter, we closed several large, strategically important subscription software deals with new and existing clients across multiple product families. These wins highlight the strong market position of e2open’s unique software portfolio that combines best-in-class applications and supply chain expertise with the industry’s largest network of connected partners. We are honored that that the world’s leading companies continue to trust e2open to lead mission-critical supply chain projects and deliver unmatched operational impact.”

“In Q4-FY24, e2open delivered subscription revenue and total revenue above the high end of our guidance,” said Marje Armstrong, chief financial officer of e2open. “During the quarter and for the full fiscal year 2024, strong performance on adjusted EBITDA margins and cash flow once again highlighted the resilience of our underlying business and the distinctive value that we provide to our many customers and partners. Moving into FY25, our entire organization is aligned around our goals of delighting our clients and repositioning e2open for robust and sustainable organic growth.”

Fiscal Fourth Quarter 2024 Financial Highlights

•
Revenue
o
GAAP subscription revenue for the fourth quarter of 2024 was $134.4 million, a decrease of 1.8% from the year-ago comparable period and 84.8% of total revenue. Subscription revenue decreased 2.4% on a constant currency basis.

o
Total GAAP revenue for the fourth quarter of 2024 was $158.5 million, a decrease of 4.7% from the year-ago comparable period. Total revenue decreased 5.3% on a constant currency basis.

•
GAAP gross profit for the fourth quarter of 2024 was $80.5 million, a decrease of 7.5% from the year-ago comparable period. Non-GAAP gross profit was $110.9 million, down 4.9% and 5.7% on a constant currency basis.

•
GAAP gross margin for the fourth quarter of 2024 was 50.8% compared to 52.3% from the year-ago comparable period. Non-GAAP gross margin was 70.0% on an organic basis and 69.9% on a constant currency basis compared to 70.2% from the comparable year-ago period.

•
GAAP Net loss for the fourth quarter of 2024 was $45.5 million compared to $303.5 million from the year-ago comparable period. Adjusted EBITDA for the fourth quarter of 2024 was $55.1 million, a decrease of 10.0% and 11.3% on a constant currency basis from the year-ago comparable period. Adjusted EBITDA margin was 34.8% and 34.5% on a constant currency basis versus 36.8% from the comparable year-ago period.

•
GAAP EPS for the fourth quarter of 2024 was a loss of $0.14. Adjusted EPS for the fourth quarter of 2024 was $0.05.

Fiscal Year 2024 Financial Highlights

•
Revenue
o
GAAP subscription revenue for fiscal 2024 was $536.8 million, an increase of 0.7% compared to the prior fiscal year and 84.6% of total revenue. Subscription revenue increased 0.4% on a constant currency basis.

o
Total GAAP revenue for fiscal 2024 was $634.6 million, a decrease of 2.7% compared to the prior fiscal year. Total revenue decreased 3.1% on a constant currency basis.

•
GAAP gross profit for fiscal 2024 was $317.7 million, a decrease of 3.8% compared to the prior fiscal year. Non-GAAP gross profit was $440.5 million, down 1.7% and 2.2% on a constant currency basis.

•
GAAP gross margin for fiscal 2024 was 50.1% compared to 50.6% in the prior fiscal year. Non-GAAP gross margin was 69.4% on an organic and a constant currency basis compared to 68.7% in the prior fiscal year.

•
GAAP Net loss for fiscal 2024 was $1,185.1 million compared to $720.2 million in the prior fiscal year. Adjusted EBITDA for fiscal 2024 was $220.3 million, an increase of 1.5% and 0.6% on a constant currency basis compared to the prior fiscal year. Adjusted EBITDA margin was 34.7% and 34.5% on a constant currency basis versus 33.3% in the prior fiscal year.

•
GAAP EPS for fiscal 2024 was a loss of $3.52. Adjusted EPS for fiscal 2024 was $0.19.

•
Cash flow
o
GAAP operating cash flow for fiscal 2024 was $84.9 million compared to $68.1 million, or growth of 24.6%, from the year-ago comparable period, inclusive of non-recurring expenses.

o
Adjusted operating cash flow for fiscal 2024, exclusive of non-recurring expenses, was $116.0 million. This compares to $104.8 million from the year ago comparable period and represents 52.6% of fiscal 2024 adjusted EBITDA.

Recent Business Highlights

•
Named a Leader in the 2024 Gartner® Magic Quadrant™ for Transportation Management Systems for the second consecutive year. This distinction highlights the ability of e2open’s cloud-based, multi-tenant TMS solution to provide clients with a seamless interface across transportation modes and built-in access to expansive carrier networks.

•
Named a Leader in the IDC MarketScape: Worldwide Multi-Enterprise Supply Chain Commerce Network 2023 Vendor Assessment for the third consecutive year. This important recognition differentiates 2open for its comprehensive partner network, accessible integration strategy, data-based architecture, and scalability.

•
Closed a new project in the fourth quarter with Sonos, Inc., an American audio equipment manufacturer. This client looks to ensure supply availability, control excess liabilities, and boost productivity through several key aspects, including improving component materials availability, awareness, and collaboration for better control over component inventory, and increased productivity in materials planning.

•
Selected by a large consumer goods superstore chain to provide e2open’s Transportation Management and Logistics as a Service (LaaS) solutions. By working with e2open, this new logo retail client will be able to drive efficiencies and cost savings resulting from improved supply chain visibility, optimized store service levels, and transport load consolidation.

•
Closed a new project in the fourth quarter with Rawlings Sporting Goods, a leading manufacturer and marketer of sporting goods based in the United States. With this project, the client will be enabled to better control spend and improve visibility and reporting analytics.

•
Launched new product, Supply Network Discovery, at annual Connect European Summit customer conference in Amsterdam. The sold-out event with double the attendance year over year included dozens of educational sessions covering e2open’s technology platform across channel, planning, global trade, logistics and supply, along with client-led sessions.

•
Expanded world-class network with a 16% increase in connected enterprises and 14% increase in transactions processed versus last year, which empowers e2open clients to benefit from greater efficiency, cost-saving opportunities, optimized operations, and further digital maturity in their supply chains.

Financial Outlook for Fiscal Year 2025

As of April 29, 2024, e2open is providing guidance for fiscal year 2025, which ends February 28, 2025, as follows:

Fiscal 2025 Subscription GAAP Revenue

•
GAAP subscription revenue for fiscal 2025 is expected to be in the range of $532 million to $542 million, reflecting flat growth year over year at the mid-point.

Fiscal 2025 Total GAAP Revenue

•
Total GAAP revenue for fiscal 2025 is expected to be in the range of $630 million to $645 million, reflecting a 0.5% organic growth rate at the mid-point.

Fiscal First Quarter 2025 GAAP Subscription Revenue

•
GAAP subscription revenue for the fiscal first quarter of 2025 is expected to be in the range of $130 million to $133 million, reflecting a negative 2.5% organic growth rate at the mid-point.

Fiscal 2025 Non-GAAP Gross Profit Margin

•
Non-GAAP gross profit margin for fiscal 2025 is expected to be in the range of 68% to 70%.

Fiscal 2025 Adjusted EBITDA

•
Adjusted EBITDA for fiscal 2025 is expected to be in the range of $215 million to $225 million, reflecting an implied adjusted EBITDA margin in the range of 34% to 35%.

NOTE: E2open is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures for non-GAAP gross profit margin or adjusted EBITDA without unreasonable effort, and therefore no reconciliation of certain forward-looking non-GAAP financial measures for non-GAAP gross profit margin or adjusted EBITDA is included.

Quarterly Conference Call

E2open will host a conference call today at 5:00 p.m. ET to review fiscal fourth quarter and full fiscal year 2024 financial results, in addition to discussing the Company’s outlook for the full fiscal year 2025. To access this call, dial 888-506-0062 (domestic) or 973-528-0011 (international). The conference ID is 909798. A live webcast of the conference call will be accessible in the “Investor Relations” section of e2open’s website at www.e2open.com. A replay of this conference call can also be accessed through January 23, 2024, at 877-481-4010 (domestic) or 919-882-2331 (international). The replay passcode is 50219. An archived webcast of this conference call will also be available after the completion of the call in the “Investor Relations” section of the Company’s website at www.e2open.com.

About e2open

E2open is the connected supply chain software platform that enables the world’s largest companies to transform the way they make, move, and sell goods and services. With the broadest cloud-native global platform purpose-built for modern supply chains, e2open connects more than 480,000 manufacturing, logistics, channel, and distribution partners as one multi-enterprise network tracking over 16 billion transactions annually. Our SaaS platform anticipates disruptions and opportunities to help companies improve efficiency, reduce waste, and operate sustainably. Moving as one.™ Learn More: www.e2open.com.

E2open and “Moving as one.” are the registered trademarks of E2open, LLC. All other trademarks, registered trademarks and service marks are the property of their respective owners.

Non-GAAP Financial Measures

This press release includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”) including non-GAAP revenue, non-GAAP subscription revenue, non-GAAP professional services and other revenue, adjusted EBITDA, adjusted EBITDA margin, non-GAAP gross profit, non-GAAP net income, non-GAAP gross margin, adjusted free cash flow and adjusted earnings per share. These non-GAAP financial measures are not a measure of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity, or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly titled measures used by other companies.

The Company believes this non-GAAP measure of financial results provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures.

Safe Harbor Statement

Certain statements in this press release are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company's expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance" or the negative of those terms or other comparable terminology.

Please see the Company's documents filed or to be filed with the Securities and Exchange Commission, including the annual report filed on Form 10-K, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this press release. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company's control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Investor Contact

Dusty Buell

dusty.buell@e2open.com

investor.relations@e2open.com

Media Contact

5W PR for e2open

e2open@5wpr.com

718-757-6144

Corporate Contact

Kristin Seigworth

VP Communications, e2open

kristin.seigworth@e2open.com

pr@e2open.com

E2OPEN PARENT HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FISCAL YEAR 2024

	Fiscal Year Ended
(In thousands, except per share amounts)	February 29, 2024	February 28, 2023
	(Unaudited)
Revenue
Subscriptions	$ 536,792	$ 532,940
Professional services and other	97,762	119,275
Total revenue	634,554	652,215
Cost of Revenue
Subscriptions	146,006	140,462
Professional services and other	72,249	82,939
Amortization of acquired intangible assets	98,608	98,531
Total cost of revenue	316,863	321,932
Gross Profit	317,691	330,283
Operating Expenses
Research and development	101,420	97,982
Sales and marketing	87,734	87,960
General and administrative	108,048	88,070
Acquisition-related expenses	2,080	16,297
Amortization of acquired intangible assets	80,276	82,812
Goodwill impairment	1,097,741	901,566
Intangible asset impairment	34,000	—
Total operating expenses	1,511,299	1,274,687
Loss from operations	(1,193,608)	(944,404)
Other income (expense)
Interest and other expense, net	(102,460)	(76,831)
(Loss) gain from change in tax receivable agreement liability	2,190	(2,886)
(Loss) gain from change in fair value of warrant liability	14,903	37,523
(Loss) gain from change in fair value of contingent consideration	11,520	16,020
Total other expense	(73,847)	(26,174)
Loss before income tax provision	(1,267,455)	(970,578)
Income tax benefit	82,376	250,376
Net loss	(1,185,079)	(720,202)
Less: Net loss attributable to noncontrolling interest	(115,055)	(71,499)
Net loss attributable to E2open Parent Holdings, Inc.	$ (1,070,024)	$ (648,703)

Weighted-average common shares outstanding:
Basic	303,751	301,946
Diluted	303,751	301,946
Net loss attributable to E2open Parent Holdings, Inc. common shareholders per share:
Basic	$ (3.52)	$ (2.15)
Diluted	$ (3.52)	$ (2.15)

E2OPEN PARENT HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FISCAL FOURTH QUARTER 2024

(Unaudited)

	Three Months Ended
(In thousands, except per share amounts)	February 29, 2024	February 28, 2023
Revenue
Subscriptions	$ 134,355	$ 136,888
Professional services and other	24,094	29,377
Total revenue	158,449	166,265
Cost of Revenue
Subscriptions	35,993	35,095
Professional services and other	17,235	19,493
Amortization of acquired intangible assets	24,690	24,662
Total cost of revenue	77,918	79,250
Gross Profit	80,531	87,015
Operating Expenses
Research and development	25,672	24,894
Sales and marketing	24,042	20,612
General and administrative	22,634	21,296
Acquisition-related expenses	1,664	1,984
Amortization of acquired intangible assets	20,141	20,289
Goodwill impairment	—	386,750
Intangible asset impairment	—	—
Total operating expenses	94,153	475,825
Loss from operations	(13,622)	(388,810)
Other income (expense)
Interest and other expense, net	(26,574)	(22,099)
(Loss) gain from change in tax receivable agreement liability	(6,165)	(11,975)
(Loss) gain from change in fair value of warrant liability	(3,883)	759
(Loss) gain from change in fair value of contingent consideration	(3,840)	(1,740)
Total other expense	(40,462)	(35,055)
Loss before income tax provision	(54,084)	(423,865)
Income tax benefit	8,549	120,366
Net loss	(45,535)	(303,499)
Less: Net loss attributable to noncontrolling interest	(3,334)	(30,035)
Net loss attributable to E2open Parent Holdings, Inc.	$ (42,201)	$ (273,464)

Weighted-average common shares outstanding:
Basic	305,454	302,322
Diluted	305,454	302,322
Net loss attributable to E2open Parent Holdings, Inc. common shareholders per share:
Basic	$ (0.14)	$ (0.90)
Diluted	$ (0.14)	$ (0.90)

E2OPEN PARENT HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	February 29, 2024	February 28, 2023
	(Unaudited)
Assets
Cash and cash equivalents	$ 134,478	$ 93,032
Restricted cash	14,560	11,310
Accounts receivable, net	161,556	174,809
Prepaid expenses and other current assets	28,843	25,200
Total current assets	339,437	304,351
Goodwill	1,843,477	2,927,807
Intangible assets, net	841,031	1,051,124
Property and equipment, net	67,177	72,476
Operating lease right-of-use assets	21,299	18,758
Other noncurrent assets	29,234	25,659
Total assets	$ 3,141,655	$ 4,400,175
Liabilities and Stockholders' Equity
Accounts payable and accrued liabilities	$ 90,594	$ 97,491
Channel client deposits payable	14,560	11,310
Deferred revenue	213,138	203,824
Current portion of notes payable	11,272	11,144
Current portion of operating lease obligations	7,378	7,622
Current portion of financing lease obligations	1,448	2,582
Income taxes payable	584	2,190
Total current liabilities	338,974	336,163
Long-term deferred revenue	2,077	2,507
Operating lease obligations	17,372	15,379
Financing lease obligations	3,626	1,049
Notes payable	1,037,623	1,043,636
Tax receivable agreement liability	67,927	69,745
Warrant liability	14,713	29,616
Contingent consideration	18,028	29,548
Deferred taxes	55,586	144,529
Other noncurrent liabilities	602	1,083
Total liabilities	1,556,528	1,673,255
Commitments and Contingencies
Stockholders' Equity
Class A common stock	31	30
Class V common stock	—	—
Series B-1 common stock	—	—
Series B-2 common stock	—	—
Additional paid-in capital	3,407,694	3,378,633
Accumulated other comprehensive loss	(46,835)	(68,603)
Accumulated deficit	(1,873,703)	(803,679)
Treasury stock, at cost	(2,473)	(2,473)
Total E2open Parent Holdings, Inc. equity	1,484,714	2,503,908
Noncontrolling interest	100,413	223,012
Total stockholders' equity	1,585,127	2,726,920
Total liabilities and stockholders' equity	$ 3,141,655	$ 4,400,175

E2OPEN PARENT HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Year Ended
(In thousands)	February 29, 2024	February 28, 2023
	(Unaudited)
Cash flows from operating activities
Net loss	$ (1,185,079)	$ (720,202)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	214,727	213,260
Amortization of deferred commissions	6,269	4,051
Provision for credit losses	3,870	549
Amortization of debt issuance costs	5,281	5,103
Amortization of operating lease right-of-use assets	7,419	7,636
Share-based compensation	27,171	17,561
Deferred income taxes	(87,790)	(259,426)
Loss on disposition	—	1,400
Right-of-use assets impairment charge	659	4,137
Goodwill impairment charge	1,097,741	901,566
Indefinite-lived intangible asset impairment charge	34,000	—
(Gain) loss from change in tax receivable agreement liability	(2,190)	2,886
Gain from change in fair value of warrant liability	(14,903)	(37,523)
Gain from change in fair value of contingent consideration	(11,520)	(16,020)
Gain on operating lease termination	(187)	—
Loss on disposal of property and equipment	526	994
Changes in operating assets and liabilities:
Accounts receivable	9,382	(15,119)
Prepaid expenses and other current assets	(2,087)	5,864
Other noncurrent assets	(9,844)	(6,782)
Accounts payable and accrued liabilities	(8,816)	(25,687)
Channel client deposits payable	3,249	(7,762)
Deferred revenue	8,884	3,450
Changes in other liabilities	(11,891)	(11,838)
Net cash provided by operating activities	84,871	68,098
Cash flows from investing activities
Payments for acquisitions - net of cash acquired	—	(179,243)
Capital expenditures	(29,252)	(48,060)
Minority investment in private firm	—	(3,000)
Proceeds from disposition	—	1,574
Net cash used in investing activities	(29,252)	(228,729)
Cash flows from financing activities
Proceeds from indebtedness	—	215,000
Repayments of indebtedness	(11,168)	(115,915)
Repayments of financing lease obligations	(2,852)	(2,487)
Repurchase of common units	—	(1,397)
Payments of debt issuance costs	—	(4,766)
Net cash (used in) provided by financing activities	(14,020)	90,435
Effect of exchange rate changes on cash and cash equivalents	3,097	(16)
Net increase (decrease) in cash, cash equivalents and restricted cash	44,696	(70,212)
Cash, cash equivalents and restricted cash at beginning of year	104,342	174,554
Cash, cash equivalents and restricted cash at end of year	$ 149,038	$ 104,342

E2OPEN PARENT HOLDINGS, INC.

RECONCILIATION OF PRO FORMA INFORMATION

TABLE I

(in millions)	Q4	Q4	$ Var	% Var	FY	FY	$ Var	% Var
	FY2024	FY2023			FY2024	FY2023
PRO FORMA REVENUE RECONCILIATION
Total GAAP Revenue	158.5	166.3	(7.8)	(4.7%)	634.6	652.2	(17.7)	(2.7%)
Constant currency FX impact (1)	(1.0)	-	(1.0)	n/m	(2.2)	-	(2.2)	n/m
Total non-GAAP revenue (constant currency basis) (2)	$157.5	$166.3	($8.8)	(5.3%)	$632.3	$652.2	($19.9)	(3.1%)

GAAP Subscription Revenue	134.4	136.9	(2.5)	(1.8%)	536.8	532.9	3.8	0.7%
Constant currency FX impact (1)	(0.8)	-	(0.8)	n/m	(2.0)	-	(2.0)	n/m
Non-GAAP subscription revenue (constant currency basis) (2)	$133.6	$136.9	($3.3)	(2.4%)	$534.8	$532.9	$1.9	0.4%

GAAP Professional Services and other revenue	24.1	29.4	(5.3)	(18.0%)	97.8	119.3	(21.5)	(18.0%)
Constant currency FX impact (1)	(0.2)	-	(0.2)	n/m	(0.3)	-	(0.3)	n/m
Non-GAAP professional services and other revenue (constant currency basis) (2)	$23.9	$29.4	($5.4)	(18.5%)	$97.5	$119.3	($21.8)	(18.2%)

PRO FORMA GROSS PROFIT RECONCILIATION
GAAP Gross profit	80.5	87.0	(6.5)	(7.5%)	317.7	330.3	(12.6)	(3.8%)
Depreciation and amortization	28.8	28.6	0.2	0.7%	114.9	114.1	0.9	0.8%
Share-based compensation (3)	1.2	0.7	0.6	86.2%	4.3	1.5	2.8	180.9%
Non-recurring/non-operating costs (4)	0.3	0.4	(0.0)	(5.7%)	3.6	2.5	1.1	46.3%
Non-GAAP gross profit	$110.9	$116.6	($5.7)	(4.9%)	$440.5	$448.3	($7.8)	(1.7%)
Non-GAAP Gross Margin %	70.0%	70.2%			69.4%	68.7%
Constant currency FX impact (1)	(0.9)	-	(0.9)	n/m	(2.0)	-	(2.0)	n/m
Total non-GAAP gross profit (constant currency basis) (2)	$110.0	$116.6	($6.6)	(5.7%)	$438.5	$448.3	($9.8)	(2.2%)
Non-GAAP Gross Margin % (constant currency basis) (2)	69.9%	70.2%			69.4%	68.7%

PRO FORMA ADJUSTED EBITDA RECONCILIATION
Net income (loss)	(45.5)	(303.5)	258.0	n/m	(1,185.1)	(720.2)	(464.9)	n/m
Interest expense, net	24.7	21.4	3.3	15.4%	98.6	73.8	24.8	n/m
Income tax benefit	(8.6)	(120.4)	111.8	(92.9%)	(82.4)	(250.4)	168.0	n/m
Depreciation and amortization	54.0	53.4	0.5	1.0%	214.7	213.3	1.5	0.7%
EBITDA	$24.6	($349.1)	$373.6	n/m	($954.2)	($683.5)	($270.6)	n/m
Share-based compensation (3)	8.4	4.6	3.8	83.5%	27.2	17.8	9.4	53.1%
Non-recurring/non-operating costs (4)	6.5	2.6	3.9	151.7%	23.7	10.2	13.6	133.5%
Acquisition-related adjustments (5)	1.7	2.0	(0.3)	(16.2%)	2.1	16.3	(14.2)	(87.2%)
Change in tax receivable agreement liability(6)	6.2	12.0	(5.8)	(48.5%)	(2.2)	2.9	(5.1)	n/m
Change in fair value of warrant liability (7)	3.9	(0.8)	4.6	n/m	(14.9)	(37.5)	22.6	n/m
Change in fair value of contingent consideration (8)	3.8	1.7	2.1	120.7%	(11.5)	(16.0)	4.5	(28.1%)

Goodwill impairment (9)	-	386.8	(386.8)	n/m	1,097.7	901.6	196.2	21.8%
Intangible asset impairment charge (10)	-	-	-	n/m	34.0	-	34.0	n/m
Right-of-use assets impairment charge (11)	-	-	-	n/m	0.7	4.1	(3.5)	(84.1%)
Legal settlement (12)	-	-	-	n/m	17.8	0.0	17.8	n/m
Loss on disposition	-	1.4	(1.4)	n/m	-	1.4	(1.4)	n/m
Adjusted EBITDA	$55.1	$61.2	($6.1)	(10.0%)	$220.3	$217.1	$3.2	1.5%
Adjusted EBITDA Margin %	34.8%	36.8%			34.7%	33.3%
Constant currency FX impact (1)	(0.8)	-	(0.8)	n/m	(1.9)	-	(1.9)	n/m
Total adjusted EBITDA (constant currency basis) (2)	$54.3	$61.2	($6.9)	(11.3%)	$218.5	$217.1	$1.3	0.6%
Adjusted EBITDA Margin % (constant currency basis) (2)	34.5%	36.8%			34.5%	33.3%

(1) Constant Currency refers to pro-forma amounts excluding the impact of translating foreign currencies into U.S. dollars. To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

(2) Constant Currency refers to pro forma amounts excluding translation and transactional impacts from foreign currency exchange rates.
(3) Reflects non-cash, long-term share-based compensation expense.

(4) Primarily includes other non-recurring expenses such as non-acquisition related severance, foreign currency transaction gains and losses, systems integrations, legal entity rationalization, expenses related to retention of key employees from acquisitions and non-recurring consulting and advisory fees.

(5) Primarily includes advisory, consulting, accounting and legal expenses and severance incurred in connection with mergers and acquisitions activities, including related valuation, negotiation and integration costs and capital-raising activities, related to the Business Combination, acquisitions of BluJay and Logistyx and the strategic review.

(6) Represents the fair value adjustment at each balance sheet date for the Tax Receivable Agreement along with the associated interest.
(7) Represents the fair value adjustment at each balance sheet date of the warrant liability related to our warrants.

(8) Represents the fair value adjustment at each balance sheet date of the contingent consideration liability related to the restricted Series B-1 and B-2 common stock and Sponsor Side Letter and Series 1 and 2 RCUs. The Series B-1 common stock, Sponsor Side Letter and Series 1 RCUs were automatically converted into our Class A Common Stock on a one-to-one basis as of June 8, 2021.

(9) Represents the goodwill impairment taken in the first and third quarters of fiscal 2024 and second and fourth quarters of fiscal 2023.
(10) Represents the indefinite-lived trademark/ trade name impairment taken in the first and third quarter of fiscal 2024.
(11) Represents the impairment on our operating lease ROU assets and leasehold improvements due to vacating certain facilities.
(12) Represents the $17.8 million litigation settlement for the unfavorable arbitration ruling related to the Kewill customer case.

E2OPEN PARENT HOLDINGS, INC.

RECONCILIATION OF NON-GAAP EXPENSES

TABLE II

Fiscal Year Ended February 29, 2024

(in millions)	GAAP	Non-recurring(1)	Impairment Charges(2)	Depreciation & Amortization	Share-Based Compensation	Legal Settlement (3)	Non-GAAP (Adjusted)	% of Revenue
COST OF GOODS
Subscriptions	146.0	(1.8)	-	(15.6)	(2.4)	-	126.3	23.5%
Professional services and other	72.3	(1.8)	-	(0.7)	(1.9)	-	67.8	69.4%
Amortization of intangibles	98.6	-	-	(98.6)	-	-	-
Total cost of revenue	$316.9	($3.6)	-	($114.9)	($4.3)	-	$194.1	30.6%

Gross Profit	$317.7	$3.6	-	$114.9	$4.3	-	$440.5	69.4%

OPERATING COSTS
Research & development	101.4	(0.8)	-	(16.6)	(5.7)	-	78.4	12.4%
Sales & marketing	87.7	(2.3)	-	(1.2)	(5.7)	-	78.5	12.4%
General & administrative	108.1	(13.1)	(0.7)	(1.8)	(11.5)	(17.8)	63.2	10.0%
Acquisition related expenses	2.1	(2.1)	-	-	-	-	-
Amortization of intangibles	80.3	-	-	(80.3)	-	-	-
Intangible impairment charge	34.0	-	(34.0)	-	-	-	-
Goodwill Impairment	1,097.7	-	(1,097.7)	-	-	-	-
Total operating expenses	$1,511.3	($18.3)	($1,132.4)	($99.8)	($22.9)	($17.8)	$220.2	34.7%

(1) Primarily includes other non-recurring expenses such as severance, foreign currency transaction gains and losses, systems integrations, legal entity rationalization, expenses related to retention of key employees from acquisitions and non-recurring consulting and advisory fees in connection with mergers, acquisitions and the strategic review.

(2) Represents the impairment on our operating lease ROU assets and leasehold improvements due to vacating certain facilities, the goodwill impairment taken in the first and third quarters of fiscal 2024 and second and fourth quarters of fiscal 2023 and the indefinite-lived trademark/ trade name impairment taken in the first and third quarter of fiscal 2024.

(3) Represents the $17.8 million litigation settlement for the unfavorable arbitration ruling related to the Kewill customer case.

E2OPEN PARENT HOLDINGS, INC.

RECONCILIATION OF NON-GAAP EXPENSES

TABLE II

Fiscal Fourth Quarter 2024
(in millions)	GAAP	Non-recurring(1)	Depreciation & Amortization	Share-Based Compensation	Non-GAAP (Adjusted)	% of Revenue
COST OF GOODS
Subscriptions	36.0	(0.2)	(3.9)	(0.7)	31.2	23.2%
Professional services and other	17.2	(0.1)	(0.2)	(0.6)	16.4	67.9%
Amortization of intangibles	24.7	-	(24.7)	-	-
Total cost of revenue	$77.9	($0.3)	($28.8)	($1.2)	$47.5	30.0%

Gross Profit	$80.5	$0.3	$28.8	$1.2	$110.9	70.0%

OPERATING COSTS
Research & development	25.7	(0.1)	(4.5)	(1.5)	19.6	12.3%
Sales & marketing	24.0	(1.3)	(0.3)	(2.2)	20.2	12.8%
General & administrative	22.6	(2.9)	(0.2)	(3.5)	16.0	10.1%
Acquisition related expenses	1.7	(1.7)	-	-	-
Amortization of intangibles	20.1	-	(20.1)	-	-
Intangible impairment charge	-	-	-	-	-
Goodwill Impairment	-	-	-	-	-
Total operating expenses	$94.1	($6.0)	($25.1)	($7.2)	$55.8	35.2%

(1) Primarily includes other non-recurring expenses such as severance, foreign currency transaction gains and losses, systems integrations, legal entity rationalization, expenses related to retention of key employees from acquisitions and non-recurring consulting and advisory fees in connection with mergers, acquisitions and the strategic review.

E2OPEN PARENT HOLDINGS, INC.

RECONCILIATION OF ADJUSTED EARNINGS PER SHARE

TABLE III

(in millions, except per share amounts)	Q1 24	Q2 24	Q3 24	Q4 24	FY2024
GAAP Net Loss	(360.9)	(38.6)	(740.0)	(45.5)	(1,185.1)
Interest expense, net	24.3	24.7	24.9	24.7	98.6
Income taxes benefit	(66.3)	(2.1)	(5.4)	(8.6)	(82.4)
Depreciation & amortization	53.3	53.9	53.6	54.0	214.7
EBITDA	($349.6)	$37.8	($666.9)	$24.6	($954.2)
Share-based compensation	4.5	7.4	6.8	8.4	27.2
Non-recurring/non-operating costs	5.3	3.6	8.3	6.5	23.7
Acquisition-related adjustments	0.4	0.0	0.0	1.7	2.1
Change in tax receivable agreement liability	2.5	(7.9)	(2.9)	6.2	(2.2)
Change in fair value of warrant liability	(14.7)	(1.5)	(2.6)	3.9	(14.9)
Change in fair value of contingent consideration	(9.0)	(1.3)	(5.1)	3.8	(11.5)
Goodwill impairment	410.0	-	687.7	-	1,097.7
Intangible asset impairment charge	4.0	-	30.0	-	34.0
Right-of-use assets impairment charge	0.4	0.2	0.1	0.0	0.7
Legal settlement	-	17.8	-	-	17.8
Adjusted EBITDA	$53.8	$56.1	$55.4	$55.1	$220.3
Depreciation	(8.6)	(9.2)	(9.0)	(9.1)	(35.9)
Interest and other expense, net	(24.3)	(24.7)	(24.9)	(24.7)	(98.6)
Adjusted EBIT	$20.9	$22.3	$21.4	$21.3	$85.9
Normalized income taxes (1)	(5.0)	(5.4)	(5.1)	(5.1)	(20.6)
Adjusted Net Income	$15.9	$16.9	$16.3	$16.2	$65.3
Adjusted basic shares outstanding	342.2	387.3	388.0	343.3	343.3
Adjusted earnings per share	$0.05	$0.04	$0.04	$0.05	$0.19

(1) Income taxes calculated using 24% effective rate.

E2OPEN PARENT HOLDINGS, INC.

ADJUSTED FREE CASH FLOW

TABLE IV

(in millions)	Q1 24	Q2 24	Q3 24	Q4 24	FY2024
GAAP operating cash flow	36.5	14.8	5.4	28.2	84.9

Add: Non recurring cash payments (1)	3.4	1.9	25.5	3.6	34.3
Add: Change in channel client deposits payable (2)	(2.5)	(8.9)	3.1	5.1	(3.2)
Adjusted operating cash flow	$37.3	$7.7	$34.0	$36.9	$116.0

Capital expenditures	(6.6)	(9.5)	(6.2)	(7.0)	(29.3)
Adjusted free cash flow	$30.8	($1.8)	$27.7	$30.0	$86.7

(1)   Primarily includes cash payment of a $17.8 million legal settlement for the previously disclosed unfavorable arbitration ruling related to a 2014 contract between Kewill (a predecessor of BluJay), as well as other non-recurring costs.

(2)   Channel Client Deposits Payable represents client deposits for the incentive payment program associated with the Company's channel shaping application. The Company offers services to administer incentive payments to partners on behalf of the Company’s clients. The Company’s clients deposit these funds into a restricted cash account with an offset included as a liability in incentive program payable in the Consolidated Balance Sheets.

E2OPEN PARENT HOLDINGS, INC.

CONSOLIDATED CAPITAL

TABLE V

Description	Shares (000's)	Notes
Shares outstanding as of February 29, 2024	306,061	Shares outstanding
Common Units	31,226	Units issued in the Business Combination that have not been converted from common units to Class A common stock (Common units are represented by Class V shares).
Series B-2 Shares (unvested)	3,372	Represents the right to acquire shares of Class A common stock when the 20-day VWAP reaches $15.00 per share.
Restricted Common Units Series 2 (unvested)	2,628

Represents the right in E2open Holdings, LLC that converts into common units when the 20-day VWAP reaches $15.00. Upon conversion to common units, the holders can elect to convert the common units to Class A common stock.

Adjusted Basic Shares	343,287

Warrants	29,080	Outstanding warrants with an exercise price of $11.50.
Options (vested/unreleased and unvested)	4,992	Options issued to management under the long-term incentive plan.
Restricted Shares (vested/unreleased and unvested)	16,726	Restricted shares issued to employees, management and directors under the long-term incentive plan.
Fully Converted Shares	394,085